Exhibit 99.1

FOR IMMEDIATE RELEASE-

DECEMBER 11, 2012

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY PROVIDES PRELIMINARY 2013 GUIDANCE

DALLAS, December 11, 2012 — The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ:XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ:XTXI) (the Corporation), today provided preliminary guidance for 2013.

The Partnership estimates 2013 adjusted EBITDA will be between $220 million and $250 million and distributable cash flow will be in the range of $130 million to $160 million. These estimates are based on various commodity price scenarios and other assumptions that are addressed in the presentation posted on the Investors page of Crosstex’s website at www.crosstexenergy.com.

It is expected that the Partnership will generate sufficient distributable cash flow to support distributions in the range of $1.36 to $1.46 per unit for 2013, assuming actual results are within the range of guidance. It is also expected that the Corporation could pay dividends in the range of $0.53 to $0.63 per share for 2013, assuming the receipt of per-unit distributions from the Partnership in the range stated above. The payment and amount of distributions and dividends will be subject to approval by the Boards of Directors of the Partnership and the Corporation and to economic conditions and other factors existing at the time of determination.

“We will continue to execute our strategy to enhance scale and diversification and focus on growing our fee-based business, which we expect will contribute approximately 86 percent to gross operating margin in 2013,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “Next year we will also continue to successfully transform our business so that we derive over 40 percent of total gross operating margin from fee-based crude and natural gas liquids businesses. The growth projects scheduled to come on line during 2013 should position us for distribution and dividend growth in the second half of the year.”

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Crosstex to Hold Guidance Conference Call Today

The Partnership and the Corporation will hold a conference call to discuss preliminary 2013 guidance today, December 11, at 10:00 a.m. Central time (11:00 a.m. Eastern time). The dial-in number for the call is 1-888-679-8038.  Callers outside the United States should dial 1-617-213- 4850. The passcode is 41694762 for all callers. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PPH99U76L. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  Interested parties also can access the live webcast of the call on the Investors page of Crosstex’s website at www.crosstexenergy.com.

After the conference call, a replay can be accessed until March 10, 2013, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 77935674. Interested parties also can visit the Investors page of Crosstex’s website to listen to a replay of the call.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 processing plants and four fractionators. The Partnership also operates barge terminals, rail terminals, product storage facilities, brine water disposal wells and an extensive truck fleet.

Crosstex Energy, Inc. owns combined general and limited partner interests of 22 percent and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as adjusted EBITDA and distributable cash flow. Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense, impairments, stock-based compensation, loss on extinguishment of debt, (gain) loss on noncash derivatives, transaction costs associated with successful transactions, minority interest and certain severance and exit expenses, and accrued expense of a legal judgment under appeal, less gain on sale of property.  Distributable cash flow is defined as earnings before certain noncash charges and the gain on the sale of assets less maintenance capital expenditures. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP) with the exception of maintenance capital expenditures.  Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.

The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior-reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.

Adjusted EBITDA and distributable cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP.

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s guidance and future outlook, distribution and dividend guidelines, as well as the Partnership’s future growth and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements.. These risks include the following: (1) the Partnership’s profitability is dependent upon prices and market demand for natural gas, NGLs and crude oil; (2) the Partnership’s substantial indebtedness could limit its flexibility and adversely affect its financial health; (3) the Partnership may not be able to obtain funding, which would impair its ability to grow; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) the Partnership’s use of derivative financial instruments does not eliminate its exposure to fluctuations in commodity prices and interest rates; (8) the Partnership may not be successful in balancing its purchases and sales; (9) the amount of natural gas, NGLs and crude oil transported may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing, fractionation, crude oil handling and brine disposal operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2011, and other filings with the Securities and Exchange Commission.  The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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